Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement onForm F-4 (No. 333-284406) of OmnigenicsAI Corp of our report dated January 22, 2025 relating to the financial statements of OmnigenicsAI Corp, which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Price Waterhouse & Co. S.R.L.

/s/ Sebastian Azagra

Sebastian Azagra

Partner

Rosario, Argentina

March 31, 2025